Exhibit 10.1
THIS SECURED PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS SECURED PROMISSORY NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
SECURED PROMISSORY NOTE

$200,000	October 29, 2010
San Francisco, California
FOR VALUE RECEIVED, VIA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”) promises to pay to Bay City Capital Fund IV, L.P., a Delaware limited partnership (“Investor”), or its registered assigns, in lawful money of the United States of America, the principal sum of Two Hundred Thousand Dollars ($200,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Secured Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 15% per annum, compounded annually, computed on the basis of the actual calendar days elapsed and a year of 365 days or, if less, at the highest rate of interest then permitted under applicable law; provided, however, that from and after an Event of Default (as defined below), the outstanding principal balance under this Note from time to time shall accrue interest at the rate of eighteen percent (18%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) or, if less, at the highest rate permitted by applicable law (the “Post-Default Rate”). Interest shall commence with the date hereof and shall continue on the outstanding principal of this Note until paid. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder (“Obligations”), shall be due and payable, if not earlier converted in accordance with the terms of this Note, on November 30, 2010 (the “Maturity Date”). Notwithstanding the foregoing sentence, all unpaid principal, together with any unpaid and accrued interest thereon and any other amounts payable in accordance with the terms hereunder shall be due and payable immediately if, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor in accordance with Section 3 or made automatically due and payable upon the occurrence of an Event of Default described in Section 2(d), in each case, in accordance with the terms hereof.
The Company and the Investor, among other parties, intend to amend the Company’s existing Note and Warrant Purchase Agreement, dated as of March 26, 2010, on terms and conditions satisfactory to each such party (the “Future Note Financing”), and the Company and the Investor intend that amounts due by the Company to the Investor pursuant to this Note may be converted into obligations of the Company to the Investor in respect of the Future Note Financing.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE INTENDED BY THE COMPANY AND THE INVESTOR TO BE SECURED BY THE SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF MARCH 26, 2010 AND EXECUTED BY THE COMPANY FOR THE BENEFIT OF BAY CITY CAPITAL LLC AS COLLATERAL AGENT FOR THE INVESTOR, AND THE OBLIGATIONS HEREUNDER SHALL CONSTITUTE “OBLIGATIONS” UNDER SUCH SECURITY AGREEMENT.
The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:
1. PAYMENT.
(a) Interest. Accrued and unpaid interest on this Note shall be due and payable on the Maturity Date.
(b) Voluntary Prepayment. This Note may be prepaid at any time, in full or in part, without penalty or premium upon five (5) days written notice to Investor.
(c) Conversion into Future Note Financing Obligations. Unless otherwise elected in writing by the Investor, all amounts due and owing on this Note shall be converted into obligations of the Company to the Investor pursuant to the Future Note Financing, contingent upon and concurrently with the execution and delivery of documents with respect thereto.
2. EVENTS OF DEFAULT.
The occurrence of any of the following shall constitute an “Event of Default” under this Note:
(a) The Company shall fail to pay any principal or interest when due in accordance with the terms hereunder;
(b) the Company shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this Section 2(b);
(c) any final judgment or judgments for the payment of money aggregating in excess of $75,000 shall be rendered against the Company which judgments are not, within 30 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or
(d) the Company shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (ii) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property if such appointment is not terminated or dismissed within thirty (30) days, (iii) make an assignment for the benefit of creditors, (iv) fail generally or admit in writing to its inability to pay its debts as they become due, (v) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (vi) become subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing, or have an order for relief entered against it in any proceeding under the United States Bankruptcy Code.
3. RIGHTS OF INVESTOR UPON DEFAULT. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, Investor may, upon notice or demand, declare the outstanding Obligations under this Note to be due and payable, whereupon the outstanding Obligations under this Note shall be and become immediately due and payable, and the Company shall immediately pay to Investor all such Obligations. Upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the United States Bankruptcy Code, then all Obligations under this Note shall automatically be due immediately without notice of any kind. The Company agrees to pay Investor all reasonable out-of-pocket costs and expenses incurred by Investor in any effort to collect Obligations under this Note, including attorneys’ fees, and to pay interest at the lesser of (A) the Post-Default Rate hereunder and (B) the highest rate permitted by applicable law, on such costs and expenses to the extent not paid when demanded. Investor shall also have any other rights which Investor may have been afforded under any contract or agreement at any time and any other rights which Investor may have pursuant to applicable law. Investor may exercise any and all of its remedies under the Security Agreement contemporaneously or separately from the exercise of any other remedies hereunder or under applicable law.
4. GOVERNING LAW; FORUM. This Note is to be construed in accordance with and governed by the laws of the State of California applicable to persons wholly resident within such state. Any dispute relating to this Note or the enforcement thereof shall be heard exclusively by the state courts of the State of California situated in San Francisco, California or the federal courts of the Northern District of California.
5. AMENDMENT AND WAIVER. Any term of this Note may be amended only with the written consent of the Company and Investor. The observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Investor.
6. NOTICES. Any notice, consent, authorization, or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile or e-mail (in the case of e-mail, notice shall be considered effective only upon receipt of written acknowledgement, which may be by e-mail), or, if sent by mail, three business days after being mailed by first class mail, or one business day after being sent for next-day delivery by a nationally recognized overnight delivery service, with the charges or postage having been prepaid and with the notice having been properly addressed to the party to receive such notice at the address or facsimile number specified below (or at such other address as shall be specified by such party by like notice):

if to Investor:
Bay City Capital Fund IV, L.P.
c/o Bay City Capital LLC
750 Battery Street, Suite 400
San Francisco, CA 94111
Attention: Operating Partner
Facsimile: (415) 837-0503
if to Company:
VIA Pharmaceuticals, Inc.
750 Battery Street, Suite 330
San Francisco, California 94111
Attention: Chief Financial Officer
Facsimile: (415) 283-2201
7. SEVERABILITY. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
8. ASSIGNMENT. The Company shall not have the right to assign its rights and obligations hereunder or any interest herein.
9. REMEDIES CUMULATIVE; FAILURE NOT A WAIVER. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the Security Agreement. No failure or delay on the part of Investor in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
10. PAYMENTS. Whenever any payment of cash is to be made by the Company to any person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such person at such address as previously provided to the Company in writing (which address, in the case of Investor as of the date of issuance hereof, shall initially be the address for Investor as set forth in this Note); provided that Investor may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and Investor’s wire transfer instructions. Whenever any payment to be made shall otherwise be due on a day which is not a business day in San Francisco, California, such payment shall be made on the immediately succeeding business day and such extension of time shall be included in the computation of accrued interest.

11. EXCESSIVE INTEREST. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if Investor shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.
12. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and/or the Security Agreement.
13. CALIFORNIA SECURITIES LAWS. THE SALE OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH NOTE OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF THIS NOTE IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS NOTE ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

VIA PHARMACEUTICALS, INC.
By:	/s/ Karen S. Wright
Name:	Karen S. Wright
Title:	VP Finance, Controller

Address:
VIA Pharmaceuticals, Inc.
750 Battery Street, Suite 330
San Francisco, California 94111
Attention: Vice President, Controller
Facsimile: (415) 283-2214
Electronic mail:
Karen.Wright@viapharmaceuticals.com